Exhibit 4.2

EXECUTION VERSION

MERCURY GENERAL CORPORATION,

as the Company,

And

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as the Trustee

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF JUNE 12, 2026

TO INDENTURE

DATED AS OF MARCH 8, 2017

Relating To

$525,000,000 6.250% Senior Notes due 2036

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of June 12, 2026 (this “Supplemental Indenture”), between Mercury General Corporation, a California corporation (the “Company”), and Wilmington Trust, National Association, as trustee (the “Trustee”), to the Base Indenture (as defined below).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 8, 2017 (the “Base Indenture”), providing for the issuance from time to time of its senior debt securities, to be issued in one or more series as therein provided;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of its 6.250% Senior Notes due 2036 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture (together, the “Indenture”);

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms, to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01 Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

Section 1.02 References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

Section 1.03 For purposes of this Supplemental Indenture and the Notes, the following terms have the meanings ascribed to them as follows:

“Additional Notes” means any additional Notes that may be issued from time to time pursuant to the second paragraph of Section 2.01.

“Base Indenture” has the meaning provided in the recitals.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Depositary” has the meaning provided in Section 2.03.

“H.15” has the meaning provided in Section 3.02.

“H.15 TCM” has the meaning provided in Section 3.02.

“Indenture” has the meaning provided in the recitals.

“Initial Notes” means the aggregate principal amount of each series of Notes issued on the date hereof, as specified on the first paragraph of Section 2.01.

“Interest Payment Date” has the meaning provided in Section 2.04.

“Maturity Date” has the meaning provided in Section 2.02.

“Notes” has the meaning provided in the recitals. For the avoidance of doubt, “Notes” shall include the Additional Notes as provided herein, if any.

“Par Call Date” has the meaning provided in Section 3.02.

“Principal Subsidiaries” means (1) any present or future subsidiary of the Company, the consolidated total assets or revenues of which constitute at least 10% of the Company’s total consolidated assets or revenues; and (2) any person which is a successor, by merger or otherwise, to substantially all the business or properties of any subsidiary referred to or described in clause (1).

“Record Date” has the meaning provided in Section 2.04.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 3.02, the date fixed for such redemption in accordance with the provisions of Section 3.02.

“Redemption Notice” has the meaning provided in Section 3.03.

“Redemption Price” has the meaning provided in Section 3.02.

“Remaining Life” has the meaning provided in Section 3.02.

“Supplemental Indenture” has the meaning provided in the preamble.

“Treasury Rate” has the meaning provided in Section 3.02.

“Trustee” has the meaning provided in the preamble.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01 Designation and Principal Amount.

The Notes are hereby authorized and are designated as a Series of Securities under the Base Indenture, titled as the “6.250% Senior Notes due 2036”, initially limited to $525,000,000 in aggregate principal amount. The Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $525,000,000, which amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 2.3 of the Base Indenture.

In addition, without the consent of the Holders of the Notes, the Company may issue Additional Notes having the same terms (except for the issue date and, in some cases, the public offering price and the first Interest Payment Date) as, and ranking equally and ratably with, the Notes. Any Additional Notes, will constitute a single series of Notes under the Indenture. No Additional Notes may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the Notes.

Section 2.02 Maturity.

Unless an earlier redemption has occurred, the principal amount of the Notes shall mature and be due and payable, together with any accrued interest thereon, on June 15, 2036 (the “Maturity Date”).

Section 2.03 Form and Payment.

The Notes shall be issued as global notes, in fully registered book-entry form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A, which form is hereby incorporated in and made a part of this Supplemental Indenture.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Company will make payments of principal and/or interest, if any, in respect of the Notes represented by global notes by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company (together with any successor thereto, the “Depositary”) or its nominee. The Company will make all payments of principal and/or interest and special interest, if any, with respect to certificated notes, if any, by wire transfer of immediately available funds to the accounts specified by the Holders of the certificated notes or, if no such account is specified, by mailing a check to each such Holder’s registered address.

Principal and/or interest, if any, on the global notes representing the Notes shall be made to the Depositary.

The global notes representing the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered in the name of the Depositary or a nominee of the Depositary. No global note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

If any Interest Payment Date or the Maturity Date is not a Business Day, the related payment of principal of or interest on such series of Notes shall become due and payable on the next succeeding Business Day with the same force and effect as if made on the date such payment were due, and no interest shall accrue on the amount payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such regular Record Date and shall be paid as set forth in Section 2.13 of the Base Indenture.

Section 2.04 Interest.

Interest on the Notes shall accrue at the rate of 6.250% per annum. Interest on the Notes shall accrue from June 12, 2026 or the most recent Interest Payment Date on which interest was paid. Interest on the Notes shall be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2026 (each an “Interest Payment Date”), to the Holders in whose names the Notes are registered at the close of business on the preceding June 1 and December 1 (each a “Record Date”). Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.05 Limitation on Liens.

So long as any Notes are outstanding, the Company will not, and will not permit any of its Principal Subsidiaries to, directly or indirectly, use any voting stock of a Principal Subsidiary as security for any of its debt or other obligations unless the Notes are secured prior to, or to the same extent as that debt or other obligation. This restriction does not apply to liens on voting stock existing at the time a corporation becomes the Company’s Principal Subsidiary or any renewal or extension of such existing liens and does not apply to shares of Subsidiaries that are not “Principal Subsidiaries.”

Section 2.06 Limitation on Disposition of Stock of Principal Subsidiaries.

The Company will not, and will not permit any of its Subsidiaries to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the common stock of the Company’s Principal Subsidiaries (except to the Company or to one or more of the Company’s other Subsidiaries or for the purpose of qualifying directors), except for:

(a)

any issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the Company’s request or at the request of one of the Company’s Subsidiaries;

(b)

all of the common stock of a Principal Subsidiary owned by the Company or by a Principal Subsidiary sold for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by the Company’s board of directors; or

(c)

after giving effect to the issuance, sale, assignment, transfer or other disposition, the Company and its Subsidiaries would own directly or indirectly at least 80% of the issued and outstanding common stock of such Principal Subsidiary and such issuance, sale, assignment, transfer or other disposition is made for consideration consisting of cash or other property which is at least equal to the fair value of such common stock.

The Company may also merge or consolidate any Principal Subsidiary into or with another direct or indirect Subsidiary of the Company, the shares of capital stock of which the Company owns at least 80%.

ARTICLE THREE

REDEMPTION OF THE NOTES

Section 3.01 Redemption Provisions in the Base Indenture.

Sections 3.1, 3.2 and 3.3 of the Base Indenture shall not be applicable to the Notes and are superseded by Article III of this Supplemental Indenture. Sections 3.4, 3.5 and 3.6 of the Base Indenture shall be applicable to the Notes.

Section 3.02 Optional Redemption.

(a) Redemption Prior to March 15, 2036. Prior to March 15, 2036, (the date that is three months prior to the Maturity Date of the Notes (the “Par Call Date”)), the Notes may be redeemed, in whole or in part, at the Company’s option, at any time and from time to time, at the Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the Redemption Date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(b) Redemption On or After March 15, 2036. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(c) Calculation of the Treasury Rate. The “Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Section 3.03 Notice of Redemption.

At least 10 days but not more than 60 days before the Redemption Date, the Company will mail or electronically deliver (or otherwise transmitted in accordance with the Depositary’s procedures) a notice of redemption (the “Redemption Notice”) to each Holder whose Notes are to be redeemed, in accordance with Section 10.2 of the Base Indenture, except that Redemption Notices may be given more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Supplemental Indenture pursuant to Article VIII of the Base Indenture.

The Redemption Notice shall identify the Notes to be redeemed and corresponding CUSIP, ISIN or Common Code numbers, as applicable, and will state:

(a) The amount of the Notes to be redeemed;

(b) the Redemption Date;

(c) the Redemption Price;

(d) if any global note is being redeemed in part, the portion of the principal amount of such global note to be redeemed and that, after the Redemption Date upon surrender of such global note, the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;

(e) the CUSIP, ISIN or Common Code numbers;

(f) the name and address of the Paying Agent(s) to which the Notes are to be surrendered for redemption;

(g) that interest on Notes called for redemption ceases to accrue on and after the Redemption Date unless the Company defaults in the deposit of the Redemption Price;

(h) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(i) the paragraph of the Notes and/or Section of the Indenture pursuant to which the Notes called for redemption are being redeemed; and

(j) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code numbers, if any, listed in such notice or printed on the Notes.

If the Company chooses to redeem less than all of the Notes, the Company will notify the Trustee at least 60 days before giving the Redemption Notice, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of the Notes to be redeemed and the applicable Redemption Date. In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the Redemption Notice that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depositary (or a nominee of the Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

At the Company’s written request, the Trustee shall give the Redemption Notice in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 10 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in accordance with the preceding paragraph.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

The full defeasance and covenant defeasance provisions of the Base Indenture will apply to the Notes.

ARTICLE FOUR

EVENTS OF DEFAULT

Section 4.01 Addition of Events Constituting Events of Default.

In addition to the Events of Default included in Section 6.1 of the Base Indenture, an “Event of Default” shall be included to mean, with respect to the Notes, any of the following:

(a) if any event of default under a mortgage, indenture or instrument under which the Company may issue, or by which the Company may secure or evidence, any indebtedness, including an event of default under any other series of the Company debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $35,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $35,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after the Company received written notice; and

(b) the Company shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $35,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith.

ARTICLE FIVE

AMENDMENTS AND WAIVER

Section 5.01 Addition of Amendments and Waivers Without Consent of Holders.

In addition to changes to Section 9.3 of the Base Indenture, the following changes cannot be made with respect to the Notes without the consent of the Holders of all of the Notes then outstanding:

(a) change the place of payment;

(b) change in the Redemption Price; or

(c) change in the Par Call Date to a date that is prior in time to the stated Par Call Date.

ARTICLE SIX

[RESERVED]

ARTICLE SEVEN

MISCELLANEOUS

Section 7.01 Application of Supplemental Indenture.

This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 7.02 Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

Section 7.03 Conflict with Base Indenture.

To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

Section 7.04 Notices.

Any request, direction, instruction, demand, document, notice or communication by a party to the other parties will be made in the manner and be effective as set forth in Section 10.2 of the Base Indenture. Notices shall be delivered as follows:

if to the Company:

Mercury General Corporation

4484 Wilshire Boulevard

Los Angeles, California 90010

Attention: Ted Stalick

Telephone: (323) 937-1060

with a copy to:

Latham & Watkins LLP

350 South Grand Avenue

Los Angeles, California 90071

Attention: Julian Kleindorfer

Telephone: (213) 891-1234

if to the Trustee:

Wilmington Trust, National Association

Global Capital Markets

277 Park Avenue, 25th Floor

New York, NY 10172

Attention: Mercury General Administrator

Telephone: (212) 350-2105

with a copy to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: Ronald A. Hewitt

Telephone: (212) 574-1367

Section 7.05 Governing Law.

THIS SUPPLEMENTAL INDENTURE AND THE NOTES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 7.06 Successors.

All agreements of the Company in the Base Indenture, this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.

Section 7.07 Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 7.08 Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” signed,” signature,” and words of like import in the Base Indenture and the Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 7.09 Trustee Disclaimer.

The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Company and not the Trustee.

Section 7.10 Severability.

Each provision of this Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 7.11 Headings.

The Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

MERCURY GENERAL CORPORATION

By:	/s/ Theodore R. Stalick
Name:	Theodore R. Stalick
Title:	Senior Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Iris Munoz
Name:	Iris Munoz
Title:	Vice President

[Signature Page – Second Supplemental Indenture]

EXHIBIT A

FORM OF SENIOR NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF THE DEPOSITARY WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE OR ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

MERCURY GENERAL CORPORATION

6.250% Senior Notes due 2036

No. [•]	CUSIP NO. 589400 AC4 ISIN NO. US589400AC46

$[•]

Interest. Mercury General Corporation, a corporation duly incorporated and existing under the laws of the State of California (herein called the “Company”, which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [•] DOLLARS ($[•]), as revised by the Schedule of Increases or Decreases in Global Note attached hereto, on June 15, 2036 and to pay interest thereon from June 12, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15, in each year, commencing December 15, 2026, at the rate of 6.250% per annum, until the principal hereof is paid or made available for payment.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular Record Date for such interest, which shall be June 1 or December 1 (whether or not a

Business Day), as the case may be, next preceding such Interest Payment Date. Interest on the Notes shall be computed on the basis of the 360-day year comprised of twelve 30-day months. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Holders of the Notes on a subsequent special record date. The Company shall fix the record date and payment date. At least 10 days before the special record date, the Company shall send to the Trustee and to each Holder of the Notes a notice that states the special record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

Payment of the principal of and interest on this Note will be made at the office or agency of the Trustee maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MERCURY GENERAL CORPORATION

By:
Name:
Title:

[FORM OF CERTIFICATION OF AUTHENTICATION]

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

WILMINGTON TRUST, NATIONAL
ASSOCIATION as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SENIOR NOTE]

Indenture. This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of March 8, 2017 (as heretofore supplemented, herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), as supplemented by a Second Supplemental Indenture, dated as of June 12, 2026 (herein called the “Second Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), between the Company and Wilmington Trust, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties, privileges, protections, indemnities and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $525,000,000. The Company may at any time issue Additional Notes under the Indenture in unlimited amounts having the same terms as the Notes.

Optional Redemption. Prior to March 15, 2036, (the date that is three months prior to the Maturity Date of the Notes (the “Par Call Date”)), the Notes may be redeemed, in whole or in part, at the Company’s option, at any time and from time to time, at the Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the Redemption Date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

At least 10 days but not more than 60 days before the Redemption Date, the Company will mail or electronically deliver (or otherwise transmitted in accordance with the Depositary’s procedures) a notice of redemption (the “Redemption Notice”) to each Holder whose Notes are to be redeemed, in accordance with Section 10.2 of the Base Indenture, except that Redemption Notices may be given more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Supplemental Indenture pursuant to Article VIII of the Base Indenture.

If the Company chooses to redeem less than all of the Notes, the Company will notify the Trustee at least 60 days before giving the Redemption Notice, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of the Notes to be redeemed and the applicable Redemption Date. In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the Redemption Notice that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depositary (or a nominee of the Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture, which provisions apply to this Note. This Note is not subject to repayment at the Holder’s option.

No reference herein to the Indenture and no provision of this Note or the Indenture shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the respective due dates, place and rate, and in the Currency herein prescribed.

Default and Remedies. If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Denominations; Transfer and Exchange. The Notes of this series are issuable only in registered form in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for Notes registered in such names the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of this Note with like tenor and terms.

No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Miscellaneous. The Indenture and the Notes, including this Note, shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note and not defined herein shall have the meanings assigned to them in the Indenture.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” and “ISIN” numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP or ISIN numbers as printed on the Notes, and reliance may be placed only on the other elements of identification printed hereon.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby

sells, assigns and transfers unto

PLEASE INSERT SOCIAL

SECURITY OR OTHER IDENTIFYING

NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, including Zip Code, of Assignee)

the within Note of Mercury General Corporation and        hereby does irrevocably constitute and appoint

Attorney to transfer said Note on the books of the within-named Company with full power of substitution in the premises

Dated:

Signature

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

Signature
Guaranteed:

NOTICE: Signature(s) must be guaranteed by an “eligible guarantor institution” that is a member or participant in a “signature guarantee program” (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Program).

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Note	Amount of decrease in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

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